Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                January 30, 2005

                               DIALOG GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                        Commission File Number 000-30294

Delaware                                                           87-0394290
----------------------------------                                 ----------
(State or other jurisdiction of                             (I.R.S.  Employer
incorporation or organization )                           Identification No.)



            Twelfth Floor, 257 Park Avenue South, New York, NY 10010
            --------------------------------------------------------
                    (Address of Principal Executive Offices)


                                  212-254-1917
                                  ------------
              (Registrant's Telephone number, including area code)

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Secutrities.

      Since the filing of the third quarter report on Form 10-QSB, the following common stock has been sold:

      Sales for Cash

      During the month of October, DGI sold a total of 8,000,000 shares for $80,000 in cash. In addition, warrants to purchase 3,200,000 shares at a price of $0.012 were issued to the purchasers, Peter Bordes, a company director and officer and Mark Alan Siegel, the company's Secretary. Both are accredited investors who have assured the company in writing that he was purchasing these shares and any shares issued upon exercise of the warrants for his own investment and agreed to restrictions on resale placed with the DGI's transfer agent and to the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

      Class E Preferred Stock Dividends

      During the fourth quarter, the Board decided to pay an additional quarterly dividend on the Company's Class E Preferred Stock in shares of common stock. The dividends, at a rate of $400 per share per quarter, for the third quarters of 2005 had not been paid. Pursuant to the provisions of the Class E Preferred Stock Declaration, shares of common stock, based on the average closing price for the shares during the last 20 trading days before the dividends were due, maybe paid in lieu of cash. In October 3,960,198 shares were issued to settle $39,800 of additional dividends. The holders of the Class E Preferred Stock had represented themselves in writing to be accredited investors who were purchasing those shares and any shares issued as dividends for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

      Additional Guarantees

      During the quarter, Peter DeCrescenzo, the company's president guaranteed a new loan to DGI in the amount of $350,000. The Board of Directors awarded him an additional 350,000 shares as compensation for his guarantee. Peter Bordes, another director, joined in backing this guarantee and was awarded 175,000 shares therefore. Mr. DeCrescenzo and Mr. Bordes are both accredited investors who are holding these shares for his own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

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      Conversion of Salary and Fees

      During the month of December, DGI issued 15,384,615 shares of common stock to pay $100,000 of salary due to the DGI's president, Peter DeCrescenzo and 384,615 shares to Mark Alan Siegel, DGI's Secretary, to pay $2,500 of a legal fee. Both are accredited investors who have assured the company in writing that he was purchasing these shares and any shares issued upon exercise of the warrants for his own investment and agreed to restrictions on resale placed with the DGI's transfer agent and to the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DIALOG GROUP, INC.

Date: January 31, 2006              By:      /s/ Peter DeCrescenzo
                                        ----------------------------------------
                                        Peter V. DeCrescenzo, President & CEO


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